SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 28, 2017 (July 26, 2017)

Neuralstem, Inc.

(Exact name of registrant as specified in Charter)

Delaware	001-33672	52-2007292
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

20271 Goldenrod Lane, 2 nd Floor, Germantown, Maryland 20876

(Address of Principal Executive Offices)

(301) 366-4960

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [    ]

Item 1.01	Entry into a Material Definitive Agreement.

On July 27, 2017, Neuralstem, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Canaccord Genuity Inc., as the underwriter identified therein (the “Underwriter”), pursuant to which the Company agreed to issue and sell to the Underwriter in an underwritten public offering (the “Offering”) 3,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), and warrants to purchase an aggregate of 2,250,000 shares of Common Stock (the “Warrants”). The Shares and Warrants will be sold together at a price to the public per Share and Warrant of $2.00. The Shares and Warrants are immediately separable. Each Warrant has an initial exercise price of $2.00 per share, will be exercisable immediately upon the date of issuance, and will expire seven (7) years from the date of issuance which is expected to be August 1, 2017. The Warrants will not be listed on The Nasdaq Capital Market or any other securities exchange.

The Underwriter will purchase one Share and one Warrant from the Company at a combined price of $1.88, representing a 6.0% discount from the public offering price. Canaccord Genuity Inc. is acting as sole book-runner for the offering.

The Company expects to issue and deliver the securities sold in the Offering to the Underwriter against payment therefore on or about August 1, 2017, subject to the satisfaction of customary closing conditions. The Company expects to receive gross proceeds from the Offering of $6 million and net proceeds of approximately $5.4 million assuming no exercise of the Warrants and after deducting underwriting discounts and commissions and estimated offering expenses.

The exercise price of the Warrants are subject to adjustment upon certain corporate events, including but not limited to, stock dividends, stock splits, issuance of variable priced securities, and other corporate events. In addition, the exercise price of the Warrants is subject to adjustment in the event of sales of shares of the Company’s common stock at a price per share less than the exercise price per share then in effect (or securities convertible into or exercisable or exchangeable for common stock at a conversion price or exercise price less than the exercise price then in effect). In addition, the holders shall be entitled to any purchase rights granted to common stock holders and the Company shall not enter into any fundamental transaction unless the successor entity assumes the obligations of the Company under the Warrants. Notwithstanding, In the event of a fundamental transaction, as described in the Warrants and generally including any merger with or into another entity, sale of all or substantially all of the Company’s assets, tender offer or exchange offer, or reclassification of Common Stock, the Company or any successor entity will pay, at the holder’s option, an amount of cash equal to the value of the Warrant as determined in accordance with the Black Scholes option pricing model and the terms of the Warrants. The terms of the Warrants prohibit a holder from exercising its Warrants if doing so would result in such holder (together with its affiliates and other persons acting as a group) beneficially owning more than 4.99% of the outstanding shares of Common Stock after giving effect to such exercise, provided that, at the election of a holder and notice to the Company, such beneficial ownership limitation shall be 9.99% of the outstanding shares of Common Stock after giving effect to such exercise. The Warrants will not be listed on any national securities exchange or any other nationally recognized trading system, and no trading market for the Warrants is expected to develop.

If, a registration statement relating to the issuance of the shares underlying the Warrants is not effective or available, the Warrants may be exercised on a cashless basis, where the holder receives the net value of the Warrant in shares of Common Stock. No fractional shares of Common Stock will be issued in connection with the exercise of a warrant. In lieu of a fractional share, the Company will round up to the next whole share.

The Offering is made pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-218608), which was declared effective by the Securities and Exchange Commission (the “SEC”) on June 23, 2017. A preliminary prospectus supplement and the accompanying prospectus relating to the Offering was filed with the SEC on July 26, 2017, and a final prospectus supplement and the accompanying prospectus relating the Offering will be filed with the SEC on July 28, 2017.

The Underwriting Agreement is included as an exhibit to this Current Report on Form 8-K to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

The Underwriting Agreement and form of Warrant are filed herewith as Exhibits 1.01 and 4.01, respectively, and are incorporated herein by reference. The foregoing description of the Underwriting Agreement and Warrants does not purport to be complete and is qualified in its entirety by reference to such exhibits.

The legal opinion, including the related consent, of Silvestre Law Group, P.C. is filed as Exhibit 5.01 and 23.01 to this Current Report.

This Current Report contains forward-looking statements that involve risk and uncertainties, such as statements related to the anticipated closing of the Offering and the amount of net proceeds expected from the Offering. The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, as well as other risks detailed from time to time in the Company’s SEC filings.

Item 7.01	Regulation FD Disclosure.

On July 26, 2017, the Company issued a press release announcing that it had commenced the Offering, and on July 27, 2017, the Company issued a press release announcing that it had priced the Offering. Copies of these press releases are furnished as Exhibits 99.01 and 99.02 hereto, respectively.

Item 9.01	Financial Statements and Exhibits.

The list of exhibits called for by this Item is incorporated by reference to the Exhibit Index immediately following the signature page of this report.

The information set forth under Item 7.01 and in Exhibits 99.01 and 99.02 is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934 and is not to be incorporated by reference into any filing of the registrant, whether made before or after the date hereof, regardless of any general incorporation language in any such filing.

Exhibit No.	Description
1.01	Underwriting Agreement between the Company and Canaccord Genuity, dated July 27, 2017.
4.01	Form of Warrant
5.01	Opinion of Silvestre Law Group, P.C.
23.01	Consent of Silvestre Law Group, P.C. (included as part of Exhibit 5.01)
99.01	Press Release of Neuralstem, dated July 26, 2017 titled “Neuralstem Announced Proposed Public Offering of Common Stock and Warrants.”
99.02	Press Release of Neuralstem, dated July 27, 2017 titled “Neuralstem Announces Pricing of Public Offering of Common Stock and Warrants.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 28, 2017	Neuralstem, Inc.

/s/ Richard Daly
By: Richard Daly
Chief Executive Officer

INDEX OF EXHIBITS

Exhibit No.	Description
1.01	Underwriting Agreement between the Company and Canaccord Genuity, dated July 27, 2017.
4.01	Form of Warrant
5.01	Opinion of Silvestre Law Group, P.C.
23.01	Consent of Silvestre Law Group, P.C. (included as part of Exhibit 5.01)
99.01	Press Release of Neuralstem, dated July 26, 2017 titled “Neuralstem Announced Proposed Public Offering of Common Stock and Warrants.”
99.02	Press Release of Neuralstem, dated July 27, 2017 titled “Neuralstem Announces Pricing of Public Offering of Common Stock and Warrants.”